THE FOLLOWING APPEARS UNDER THE HEADING "PRIVATE PLACEMENT OF UNITS OF SERIES A PREFERRED STOCK" CONTAINED IN THE SECTION ENTITLED "PROPOSAL NO. 2, APPROVAL OF AUTHORIZED CAPITAL AMENDMENT" OF THE COMPANY'S PRELIMINARY PROXY STATEMENT FILED ON APRIL 17, 1997 WITH THE COMMISSION.

      PRIVATE PLACEMENT OF UNITS OF SERIES A PREFERRED STOCK. The Company has commenced an offering of units of Series A Preferred Stock, pursuant to which up to a maximum of 240 units is being offered at a price of $100,000 per unit, with each unit consisting of 1,000 shares of Series A Preferred Stock. As of the Record Date, the Company had sold 106.855 units, representing 106,855 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, into shares of Common Stock, initially at a conversion price (the "Conversion Price") equal to the lesser of
(i) $1.35 and (ii) 85% of the average closing bid price of the Common Stock on the OTC Bulletin Board for twenty (20) consecutive trading days immediately preceding (i) the initial closing date of the Series A Preferred Stock offering (the "Initial Closing"), (ii) any interim closing date of the Series A Preferred Stock offering, or (iii) the final closing of the Series A Preferred Stock offering (the "Final Closing"), whichever is lower. The Conversion Price is currently $1.35. The Conversion Price is subject to adjustment depending on the average closing bid price for the twenty (20) consecutive trading days immediately preceding each interim closing date, if any, and the Final Closing date, if any. In addition, the Board has the discretion to set a lower Conversion Price for any closing which shall be applicable to all shares of the Series A Preferred Stock. Furthermore, a reset mechanism provides that the Conversion Price is subject to adjustment on the date which is twelve (12) months after the Final Closing (the "Reset Date") if the average closing bid price of the Common Stock for the thirty (30) consecutive trading days immediately preceding the Reset Date (the "Reset Trading Price") is less than 130% of the then applicable Conversion Price (a "Reset Event"). Upon the occurrence of a Reset Event, the then applicable Conversion Price will be reduced to the greater of (i) the Reset Trading Price divided by 1.3 and (ii) 50% of the then applicable Conversion Price. The Conversion Price is also subject to adjustment, under certain circumstances, upon the sale or issuance of Common Stock for consideration per share less than either (i) the Conversion Price in effect on the date of sale or issuance, or (ii) the market price of the Common Stock as of the date of the sale or issuance. Upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of Common Stock outstanding the Conversion Price is subject to adjustment.

      The Series A Preferred Stock may be mandatorily converted by the Company, if, commencing twelve (12) months after the Final Closing, the closing bid price of the Common Stock has exceeded 200% of the then applicable Conversion Price for at least twenty (20) trading days in any thirty (30) consecutive trading day period ending three (3) days prior to the date of conversion.

      Based upon the current Conversion Price of $1.35, and assuming that the maximum amount of the offering is subscribed, the 240,000 shares of Series A Preferred Stock would be convertible into approximately 17,777,777 shares of Common Stock. The Company is currently authorized to issue 25,000,000 shares of Common Stock. Of this amount, 11,825,855 shares have been issued, and the following number of shares of Common Stock are reserved for issuance: 1,748,336 shares upon exercise of issued and outstanding warrants and approximately 2,139,000 shares pursuant to agreements and stock option plans other than the Option Plan. An additional 2,000,000 shares of Common Stock under the Option Plan will be reserved if Proposal No. 1 described above is approved of which options to acquire 739,798 shares of Common Stock of the Company have been granted. As a result of the foregoing, the remaining shares of Common Stock authorized and available for issuance would be insufficient for the conversion of issued and outstanding Series A Preferred Stock, based upon the current Conversion Rate of $1.35.


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      In the event that the Company does not, within 270 days following the
Final Closing of the Series A Preferred Stock offering, increase its authorized capital to at least that number of shares of Common Stock necessary for issuance upon exercise of all Series A Preferred Stock sold in the offering, the Company has agreed that the holders of Series A Preferred Stock shall be entitled, at the option of each holder, to require the Company to repurchase the shares of Series A Preferred Stock then held by such holder at $100.00 per share of Series A Preferred Stock. Additionally, in the event that on the date that a holder of Series A Preferred Stock elects to convert such holder's shares of Series A Preferred Stock the Company has not authorized and reserved a sufficient number of shares of Common Stock to permit such conversion in full, the holder will be entitled upon conversion to receive the fair market value per share of Common Stock on account of the shares which would have been issuable to the holder upon conversion but which the Company was unable to issue due to the lack of authorized and reserved shares of Common Stock. The fair market value per share of Common Stock shall be paid in cash, or, if the Company does not have sufficient cash, then with secured demand notes, the fair market value shall mean the closing bid price per share of the Common Stock as quoted on the OTC Bulletin Board for the trading day immediately preceding the conversion.

      Series A Preferred Stock has a preference over Common Stock as to dividends and distributions. The Company does not intend to pay cash dividends on the Series A Preferred Stock or Common Stock for the foreseeable future. Holders of Series A Preferred Stock vote on an "as if" converted basis with Common Stock as a single class (unless separate class voting is required by law), except that approval of holders of two-thirds of the Series A Preferred Stock then outstanding is required to approve (i) any alteration in the Company's charter documents or by-laws that would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) the declaration or payment of any dividend on any other securities or the repurchase of any securities of the Company other than the Series A Preferred Stock, and (iii) the authorization or issuance, or increase of the authorized amount of, any security ranking prior to the Series A Preferred Stock as to liquidation, payment of dividends or distributions or voting rights.

      The net proceeds to the Company from the sale of units of Series A Preferred Stock sold as of April 30, 1997 were approximately $9,083,000, after deducting commission and other expenses of the Series A Preferred Stock offering. In case the maximum offering is sold, the net proceeds to the Company are estimated to be approximately $21,400,000, after deducting the commission and other anticipated expenses of the Series A Preferred Stock offering. The Company intends to use the proceeds to fund planned capital expenditures and for working capital purposes, including MIDAS metallopeptide technology development, radiolabeling product development and general and administrative expenses. The Company may also use a portion of the net proceeds for the acquisition of businesses, products and technologies that are complementary to those of the Company, although no portion of the net proceeds has been allocated for any specific acquisition.

      The placement agent for this offering is an entity which is controlled by a substantial stockholder of the Company, of which Mr. Weiss is a Vice President and Senior Managing Director and of which Dr. Prendergast is a managing director of an affiliated entity (the "Placement Agent"). The Placement Agent will receive a 9% commission and a 4% non-accountable expense allowance on the gross proceeds of the offering, which will equal approximately $3,200,000 if all the units of Series A Preferred Stock are sold and warrants to purchase 10% of the total amount of the units of Series A Preferred Stock sold, in the offering, at an exercise price of 110% of the Offering Price. As

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of April 30, 1997, the Company had paid the Placement Agent approximately
$1,389,115 as commission and fees and is currently obligated to issue warrants to purchase shares of Series A Preferred Stock currently convertible into approximately 791,518 shares of Common Stock, at an effective exercise price per share of $1.485. The warrants will be exercisable for five (5) years commencing six (6) months following the Final Closing.

      The units of Series A Preferred Stock are being offered in a private placement to "accredited investors" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended ("Securities Act"). The units of Series A Preferred Stock are being offered in accordance with Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The securities offered in the Series A Preferred Stock offering have not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to undertake, no later than sixty (60) days following the Final Closing of the Series A Preferred Stock offering, to file a registration statement under the Securities Act to permit resales of the Common Stock issuable upon conversion of the Series A Preferred Stock, including the Placement Agent's warrants.

      The Board believes that the capital sought from the Series A Preferred Stock offering is necessary to meet the Company's current funding needs. If the increase in the total number of shares of capital stock is not approved, and if the Company is required to repurchase shares of Series A Preferred Stock, or upon conversion of the Series A Preferred Stock to pay the fair market value per share of Common Stock that would have been obtainable, the Board believes that the Company would be adversely affected.